EXHIBIT 23.2 Consent of Brad Beckstead, Chartered Accountants
[LETTERHEAD]
[Brad Beckstead, Chartered Accountants]
CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS
TO: Investment Technology, Incorporated
As independent chartered accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our audit report as of and for the years ended December 31, 2001, and to all references to our Firm included in this Registration Statement.
/s/ Brad Beckstead, Chartered Accountants
Brad Beckstead, Chartered Accountants

Las Vegas, Nevada
March 25, 2002